Ryerson Holding Corporation Earnings Presentation Third Quarter 2026 Exhibit 99.2

Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our most recent annual report on Form 10-K for the year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

RYERSON REVENUE $2.18B +9% QoQ | +9% QoQ Same-store ADJ. EBITDA, EXCL. LIFO $115M +$14M QoQ | +$7M QoQ Same-store FREE CASH FLOW $(39.5)M -$22M QoQ NET DEBT / LEVERAGE $966M / 3.2x +$53M QoQ | -0.8x QoQ FINANCIAL ACHIEVMENTS Exceeded revenue, net income, and Adjusted EBITDA, excl. LIFO guidance Strongest same-store shipment volume in over 5 years More than doubled net income sequentially while improving expenses as a percentage of sales INTEGRATION ACHIEVMENTS Surpassed first-year synergy run-rate1 target ahead of schedule, reaching approximately $52M versus a $40M goal Exceeding commercial synergy expectations through shared inventory, coordinated processing and new customer solutions across the combined network POSITIONED FOR MORE Expect $14–$15M in Q4 synergies, or $56-60M on an annualized, run-rate basis Targeting year-end leverage below 3.0x as we expect TTM EBITDA to increase and seasonal working capital requirements to ease Expanded scale improves availability, reliability, and speed of service for customers Exceeded shipment, sales, and earnings guidance and eclipsed first-year annual run-rate synergy target ahead of schedule while generating market share gains, productivity gains, and higher book value per share alongside excellent net working capital management Q3 2026 Highlights 1. Annualized run-rate synergies represent the estimated annual benefit of synergy actions, assuming those benefits continue for a full year. Reported quarterly attainment is annualized by multiplying by four; targets reflect the annual benefit expected once the planned actions are implemented.

End-Market Demand RYERSON Shipments exceeded seasonal expectations: Total Company shipments increased 1.2% sequentially versus guidance for a 3%–5% decline. Same-store shipments increased 1.8% to their highest quarterly level in more than five years, with daily shipment volumes and invoice counts increasing each month. Secular demand supported activity across traditional end markets: Data center and power generation projects remained strong drivers of customer demand in the third quarter, representing an estimated 9% of revenues, compared to a revised 6% in the second quarter. Data center volumes increased by approximately 65% in the third quarter compared to the first quarter of the year. Commercial Transportation and Climate remained areas of strength: North American same-store Climate volumes increased nearly 9% sequentially, supported by HVAC customers serving both data center and traditional markets. Commercial Transportation volumes increased nearly 3.5% on the same basis, led by truck cab and tractor trailer activity. Demand growth remained uneven across the broader economy: Strength in data center and power generation-related projects contrasted with softer consumer-facing and interest-rate-sensitive markets. Our expanded network, processing capabilities and improving inventory visibility helped teams meet customer needs amid tight product availability and extended mill lead times.

RYERSON 1Net income attributable to Ryerson Holding Corporation; 2Diluted EPS of $0.34 represents the midpoint of our $0.30 –$0.38 guidance range. See Ryerson’s 8-K filed on October 28, 2026 Net sales Net Income1 Adj. EBITDA, excl. LIFO $1.96 - 2.04B $16 – 20M $100 - 104M Fourth quarter guidance assumes: Shipments decrease by 6 to 8% compared to the third quarter, reflecting fewer business days and mild seasonal softness Average selling prices are expected to be flat to up by 2% quarter-over-quarter as higher carbon pricing is expected to slightly offset relative softening in stainless and aluminum pricing Q4 2026 Guidance 2

Olympic Integration Dashboard

Eclipsed first year synergy target early; projecting $14-15M realization in Q4

Synergy Pillar	Two-Year Target Run-Rate	Q3 P&L Realized	Annualized Run-Rate Synergies	Q4 P&L Expected[1]	Q4/Q1 Milestones[1]
Procurement	$40M	$5.9	$23.6	~$6	Align purchasing programs and harmonize systems
Operating Efficiency	$25M	$2.5	$10.0	~$2.5	Reduce duplicative costs and improve productivity
Commercial Enhancement	$20M	$2.3	$9.2	~$4	Win new business through shared inventory and capabilities
Network Optimization	$35M	$2.1	$8.4	~$2	Complete Connecticut consolidation in Q1 2027; expand in-house processing
Total	**$120M**	**$12.8M**	**$51.2M**	**~$14-15M**	**First-year annual run-rate target achieved; Q4 expected synergies annualize to $56-60M on a run-rate basis**

First-year annual run-rate synergy target: **$40 million**

Two-year annual run rate synergy target: **$120 million**

Commercial enhancement synergies include business not previously achievable due to system, technology, equipment, or location limitations

Network optimization synergies include margin expansion through utilizing in-house processing capabilities vs. outside processing

[1] "Q4 P&L Expected" and "Q4/Q1 Milestones" are projections based on management expectations and include assumptions for pricing and volumes in the fourth and first quarters

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RYERSON Capex Dividends M&A Buybacks Budgeted $75M for FY 2026 Quarterly dividends/share of $0.1875 to date Active but selective approach Repurchased $3.8M in Q3 Prioritizing free cash flow generation and debt reduction Maintained disciplined approach to capex in the third quarter while supporting transactional and value-add growth as well as growth in secular growth markets such as data centers and power generation Declared fourth quarter dividend of $0.1875, which represents a 3%1 annual yield Active but selective in our approach to M&A as we focus on integrating Olympic Steel Returned $3.8M to shareholders through opportunistic buybacks; we retain $96 million authorization through April 2028 1 Calculated using RYZ’s September 30th closing share price of $23.56 Strategically Allocating Capital

RYERSON 1 Net income attributable to Ryerson Holding Corporation; 2Adjusted Gross Margin, excl. LIFO excludes inventory purchase accounting adjustments. A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on October 28, 2026. Net Sales Gross Margin Net Income1  Diluted Earnings per Share Total Debt $2.18B 17.2% $32.0M $0.61 $1.01B +8.6% QoQ -50 bps QoQ +16.5M QoQ +$0.31 QoQ +$51M QoQ Tons Shipped Adj. Gross Margin, excl. LIFO2 Adj. EBITDA  excl. LIFO Adjusted Diluted Earnings per Share Net Debt 814K 18.7% $115.0M $0.61 $966M +1.2% QoQ -60 bps QoQ +$14.0M QoQ +$0.09 QoQ +$53M QoQ Q3 2026 Key Financial Metrics

Capital Management RYERSON Leverage ratio decrease was driven by EBITDA contribution + synergy conversion We anticipate that higher trailing twelve-month EBITDA generation, in combination with our expectation for seasonally-aligned working capital requirements, will further reduce our leverage ratio to below 3.0x by year-end Q3 Global Liquidity1: $865M LEVERAGE RATIO / GOAL 3.2x / 0.5-2.0x QoQ Leverage Ratio Decrease of 0.8x 1A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on October 28, 2026. Net debt increased by $53 million during the third quarter due to higher working capital requirements supporting record revenue generation Liquidity & Net Debt, $M

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Appendix

Merger Synergy Opportunities

Synergy framework presented at merger close — February 2026

OVERVIEW

~$120M	33%	100%	>$190M
Expected Annual Run Rate Synergies[1]	Expected implementation by first merger anniversary	Expected implementation by second merger anniversary	Pro Forma Free Cash Flow[2]

4 Key Pillars Underpinning Synergy Realization

Procurement

~$40M

- Improved purchasing efficiency
- Lower costs per touch – plant transfers and final mile delivery
- Scalable IT systems for optimizing inventories at the local plant level

Efficiency Gains

~$25M

- Functional area and administrative redundancy cost-outs
- Higher capacity utilization across the combined network drives productivity, increases in revenue and tons shipped/ employee, and improved expense leverage

Commercial Enhancement

~$20M

- Scaled combined fabrication network at higher than "general line service center margins"
- Transactional business growth through commercial portfolio optimization
- Program-OEM growth in North America serving more OEM locations with lower cost supply chains

Network Optimization

~$35M

- Optimized asset utilization across the platform
- Movement of equipment to higher return locations
- Sharing of equipment and inventory to drive market share growth

Note: Targets and estimates shown were presented in February 2026 at the closing of the Ryerson–Olympic Steel merger. See the current-quarter integration update for progress against these targets on slide 6.
[1] Synergy estimate is preliminary and subject to change; synergy realization subject to estimated ~40M non-recurring cost to achieve across years 1 & 2; [2] 2024 Figure includes run-rate synergies of $120M

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*Net Income (Loss) attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix Gross Margin & Adj. Gross Margin, excl. LIFO Tons Shipped, thousands Average Selling Price per Ton Adj. EBITDA, excl. LIFO & Net Income ($M)* Quarterly Financial Highlights

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO

Non-GAAP Reconciliation: Adjusted Net Income, Leverage, & Availability